                                                              Exhibit 99.B(1)(i)

                             ARTICLES SUPPLEMENTARY

                       ALEX. BROWN CASH RESERVE FUND, INC.

                  ALEX. BROWN CASH RESERVE FUND, INC. (the "Corporation") having its principal office in the City of Baltimore, certifies that:

                  FIRST: The Corporation's Board of Directors in accordance with
Section 2-105(c) of the Maryland General Corporation Law has adopted a resolution increasing the total number of shares of Common Stock the corporation is authorized to issue to eight billion (8,000,000,000) shares of Common Stock, par value $.001 per share, and of the aggregate par value of eight million dollars ($8,000,000), as follows: four billion nine hundred million (4,900,000,000) shares are designated "Prime Series", one billion five hundred million (1,500,000,000) shares are designated "Treasury Series", one billion two hundred fifty million (1,250,000,000) shares are designated "Tax-Free Series", and the balance of which are unclassified. Of the four billion nine hundred million (4,900,000,000) shares designated for the Prime Series, three billion five hundred million (3,500,000,000) shares are classified as Alex. Brown Cash Reserve Fund Shares, nine hundred fifty million (950,000,000) shares are classified as Institutional Shares, fifty million (50,000,000) shares are classified as Flag Investors Cash Reserve Prime Shares Class A, fifty million (50,000,000) shares are classified as Flag Investors Cash Reserve Prime Shares Class B and three hundred fifty million (350,000,000) shares are classified as Quality Cash Reserve Prime Shares. Of the one billion five hundred million (1,500,000,000) shares designated for the Treasury Series, one billion three hundred million (1,300,000,000) shares are classified as Alex. Brown Cash Reserve Fund Shares and two hundred million (200,000,000) shares are classified as Institutional Shares. Of the one billion two hundred fifty million (1,250,000,000) shares designated for the Tax-Free Series, one billion (1,000,000,000) shares are classified as Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) shares are classified as Institutional Shares.

                  SECOND: Immediately before the increase in authorized shares pursuant to these Articles Supplementary, the Corporation was authorized to issue seven billion two hundred fifty million (7,250,000,000) shares of Common Stock, par value $.001 per share, and of the aggregate par value of seven million two hundred fifty thousand dollars ($7,250,000), as follows: four billion one hundred fifty million (4,150,000,000) shares were designated "Prime Series", one billion five hundred million (1,500,000,000) shares were designated "Treasury Series", one billion two hundred fifty million (1,250,000,000) shares were designated "Tax-Free Series", and the balance of which were unclassified. Of the four billion one hundred fifty million (4,150,000,000) shares designated for the Prime Series, three billion five hundred million (3,500,000,000) shares were classified as Alex. Brown Cash Reserve Fund Shares, two hundred million (200,000,000) shares were classified as Institutional Shares, fifty million (50,000,000) shares were classified as Flag Investors Cash Reserve Prime Shares Class A, fifty million (50,000,000) shares were classified as Flag Investors Cash Reserve Prime Shares Class B and three hundred fifty million (350,000,000) shares were classified as Quality Cash Reserve Prime Shares. Of the one billion five hundred million (1,500,000,000) shares designated for the Treasury Series, one billion three hundred million (1,300,000,000) shares were classified as Alex. Brown Cash Reserve Fund Shares and two hundred million (200,000,000) shares were classified as Institutional Shares. Of the one billion two hundred fifty million (1,250,000,000) shares designated for the Tax-Free Series, one billion (1,000,000,000) shares were classified as Alex. Brown Cash Reserve Fund Shares and two hundred fifty million (250,000,000) shares were classified as Institutional Shares.

                  THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, Alex. Brown Cash Reserve Fund, Inc. has caused these Articles Supplementary to be executed by one of its Vice Presidents and its corporate seal to be affixed and attested by its Secretary on this 17th day of June, 1997.


[CORPORATE SEAL]


                                            ALEX. BROWN CASH RESERVE FUND, INC.



                                            BY: /s/ Edward J. Veilleux
                                               -------------------------------
                                                Edward J. Veilleux
                                                Executive Vice President


Attest: /s/ Scott J. Liotta
       ----------------------
        Scott J. Liotta
        Secretary

                  The undersigned, Executive Vice President of ALEX. BROWN CASH RESERVE FUND, INC., who executed on behalf of said corporation the foregoing Articles Supplementary to the Articles of Incorporation of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                     /s/ Edward J. Veilleux
                                                    --------------------------
                                                     Edward J. Veilleux
                                                     Executive Vice President